Harbinger Group Inc. Announces Actions Intended to Strengthen Capital Structure

•	Launches consent solicitation to amend the indenture governing its senior secured notes to provide greater flexibility to repurchase its outstanding common stock; as of today, the holders of a majority principal amount have committed their consents to the amendment

•	Launches offer to exchange a portion of its existing senior secured notes due 2019 for its existing unsecured notes due 2022

•	Announces authorization for to purchase up to $100 million of its common stock, subject to effectiveness of the indenture amendments and other conditions

New York, NY – May 14, 2014 – Harbinger Group Inc. (“HGI” or the “Company”; NYSE: HRG) today announced that it is soliciting (the “Consent Solicitation”) the holders of its 7.875% Senior Secured Notes due 2019 (the “Secured Notes”) to amend (the “Proposed Amendments”) the indenture governing the Secured Notes (the “Secured Indenture”) to provide the Company with, among other things, greater flexibility to repurchase or redeem its outstanding common stock. The terms and conditions of the Consent Solicitation are described in the consent solicitation statement dated May 9, 2014 (the “Statement”). As of today’s date, the beneficial holders of a majority of principal amount of the outstanding Secured Notes had committed to consent to the Proposed Amendments. Such beneficial owners were not paid a consent fee by HGI and will have the right to participate pro-rata with other holders of the Secured Notes in the Offer (as defined below).

Concurrently with the Consent Solicitation, the Company commenced an offer (the “Offer”) to exchange a portion of its outstanding Secured Notes for up to $350,000,000 aggregate principal amount (the “Tender Cap”) of new 7.750% Senior Notes due 2022 (the “Additional Unsecured Notes”). The terms and conditions of the Offer are described in the offering memorandum, dated May 14, 2014, and the related letter of transmittal (the “Offer Documents”). The Proposed Amendments will not be operative until the Company’s acceptance, subject to any required proration, of the Secured Notes validly tendered (and not validly withdrawn) as of the Early Tender Time (as defined below). The Proposed Amendments will be reflected in a supplemental indenture (the “Supplemental Indenture”) with Wells Fargo Bank, National Association, the trustee under the Secured Indenture.

If the Proposed Amendments become operative, the Company will have the ability to purchase HGI common stock pursuant to a new $100 million share repurchase program authorized by the Company’s board of directors. The repurchase program authorizes purchases to be made from time to time in one or more open market or private transactions. The manner of purchase, the number of shares to be purchased and the timing of purchases will be based on the price of HGI’s common stock, general business and market conditions and applicable legal requirements, and is subject to the discretion of HGI’s management. The program does not require HGI to purchase any specific number of shares or any shares at all, and may be suspended, discontinued or re-instituted at any time without prior notice. The Company may fund any such repurchase with cash on hand or other borrowings.

Subject to the terms and conditions set forth in the Offer Documents and subject to the Tender Cap and any required proration, each eligible registered holder of Secured Notes (each, a “Holder”) who validly tenders Secured Notes at or prior to 5:00 pm, New York City time, on

Wednesday, May 28, 2014 (unless extended or earlier terminated, the “Early Tender Time”) and does not validly withdraw its tender prior to Wednesday, May 28, 2014 (unless extended or earlier terminated, the “Withdrawal Deadline”) will receive the Total Consideration (as defined below, which includes an early tender payment of $50 principal amount of Additional Unsecured Notes) for Secured Notes accepted in the Offer.

Subject to the terms and conditions set forth in the Offer Documents and subject to the Tender Cap and any required proration, eligible Holders who validly tender Secured Notes after 5:00 pm, New York City time, on Wednesday, May 28, 2014 and at or prior to 11:59 pm, New York City time (unless extended or earlier terminated, the “Expiration Time”), at the end of Wednesday, June 11, 2014 will receive, if the Offer is not fully subscribed as of the Early Tender Time, the Offer Consideration (as defined below) for Secured Notes accepted in the Offer. If the Offer is fully subscribed as of the Early Tender Time, Holders who validly tender Secured Notes after the Early Tender Time will not have any of their Secured Notes accepted for exchange.

The “Total Consideration” means, for each $1,000 principal amount of Secured Notes tendered and accepted by us, Additional Unsecured Notes in the principal amount, rounded to the nearest cent, of:

$1,000 x	$1,092.50 (plus accrued and unpaid interest on $1,000 principal amount of Secured Notes from January 15, 2014 to but not including the applicable settlement date)
$1,000 (plus accrued and unpaid interest on $1,000 principal amount of Additional Unsecured Notes from January 21, 2014 to but not including the applicable settlement date)

The “Offer Consideration” means, for each $1,000 principal amount of Secured Notes tendered and accepted by us, Additional Unsecured Notes in the principal amount, rounded to the nearest cent, of:

$1,000 x	$1,042.50 (plus accrued and unpaid interest on $1,000 principal amount of Secured Notes from January 15, 2014 to but not including the applicable settlement date)
$1,000 (plus accrued and unpaid interest on $1,000 principal amount of Additional Unsecured Notes from January 21, 2014 to but not including the applicable settlement date)

The applicable settlement date in respect of the Secured Notes that are validly tendered at or prior to the Early Tender Time and not validly withdrawn prior to the Withdrawal Deadline and accepted for exchange, subject to the Tender Cap and any required proration, will be promptly after the Early Tender Time, and is expected to be on or about Friday, May 30, 2014, two business days following the Early Tender Time, unless the Early Tender Time is extended by the Company in its sole discretion. The applicable settlement date in respect of Secured Notes that are validly tendered after the Early Tender Time but at or prior to the Expiration Time and accepted for exchange, subject to the Tender Cap and any required proration, will be promptly after the Expiration Time and is expected to be on or about Friday, June 13, 2014, two business days following the Expiration Time, unless the related Offer is extended by the Company in its sole discretion. Tendered Secured Notes may be withdrawn in accordance with the terms of the Offer prior to the Withdrawal Deadline.

The Company has retained Credit Suisse Securities (USA) LLC as its exclusive financial advisor in connection with the Offer and consent solicitation (the “Financial Advisor”).

D.F. King & Co., Inc. will act as the Information Agent and the Exchange Agent for the Offer and Wells Fargo Bank, National Association will act as the Tabulation Agent for the Consent Solicitation. Questions regarding the Offer, including documentation, should be directed to D.F. King & Co., Inc. at (800) 431-9633 (toll-free). Questions regarding the Consent Solicitation, including documentation, should be directed to Wells Fargo Bank, National Association at (917) 260-1550 or (612) 667-0337.

None of the representatives, directors, officers or employees of the Company, any of its subsidiaries or affiliates, the Financial Advisor, the Tabulation Agent, the Exchange Agent, Information Agent or Wells Fargo Bank, National Association, as trustee under the Secured Indenture, make any recommendations as to whether or not holders of the Secured Notes should issue their consents pursuant to the Consent Solicitation or tender their Secured Notes in the Offer, and no one has been authorized by any of them to make such recommendations.

This press release does not constitute a solicitation of consents of holders of the Secured Notes and shall not be deemed a solicitation of consents with respect to any other securities of the Company. The Offer and the Consent Solicitation will be made solely by the Offer Documents and the Statement and the accompanying consent form. All statements herein regarding the terms of the Offer and the Consent Solicitation, the Proposed Amendments, the Supplemental Indenture and the Secured Indenture are qualified in their entirety by reference to the text of the Offer Documents and the Statement and the accompanying consent form and the Secured Indenture. The completion of the Offer and the Consent Solicitation and the execution of the Supplemental Indenture is subject to a number of conditions. No assurance can be given that any such Consent Solicitation can or will be completed on terms that are acceptable to the Company, or at all, or that the Supplemental Indenture will become operative.

About Harbinger Group Inc.

Harbinger Group Inc. is a diversified holding company. HGI’s principal operations are conducted through companies that: offer life insurance and annuity products; offer branded consumer products (such as consumer batteries, residential locksets, residential builders’ hardware, faucets, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn, garden and home pest control products, personal insect repellents); provide asset-backed loans; and own energy assets. HGI is principally focused on acquiring controlling and other equity stakes in businesses across a diversified range of industries and growing its existing businesses. In addition to HGI’s intention to acquire controlling equity interests, HGI may also make investments in debt instruments and acquire minority equity interests in companies. HGI is headquartered in New York and traded on the New York Stock Exchange under the symbol HRG. For more information on HGI, visit: www.harbingergroupinc.com.

Forward Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including those statements regarding the transactions described herein. These statements are based on the beliefs and assumptions of HGI’s management and the management of HGI’s subsidiaries (including target businesses). Generally, forward-looking statements include information concerning the transactions described herein, other actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, the Offer not being consummated, the Proposed Amendments not becoming operative, a change in the Company’s current intention to repurchase its common stock, capital market conditions, the ability of HGI’s subsidiaries (including, target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions, HGI and its subsidiaries ability to identify any suitable future acquisition opportunities, efficiencies/cost avoidance, cost savings, income and margins, growth, economies of scale, combined operations, future economic performance, conditions to, and the timetable for, completing the integration of financial reporting of acquired or target businesses with HGI or HGI subsidiaries, completing future acquisitions and dispositions, litigation, potential and contingent liabilities, management’s plans, changes in regulations, taxes and the risks that may affect the performance of the operating subsidiaries of HGI and those factors listed under the caption “Risk Factors” in HGI’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. HGI does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

Source: Harbinger Group Inc.

Investors:

Harbinger Group Inc.

James Hart, 212-906-8560

Investor Relations

investorrelations@harbingergroupinc.com

or

Media:

Sard Verbinnen & Co

Jamie Tully / David Millar, 212-687-8080

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